Exhibit 10.3

ELLIE MAE, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is effective as of                 , 20[    ], by and between Ellie Mae, Inc., a Delaware corporation (the “Company”), and                  (“Indemnitee”).

A. The Company recognizes the continued difficulty in obtaining liability insurance for its directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company further recognizes the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The current protection available to directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company may not be adequate under the present circumstances, and directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company (or persons who may be alleged or deemed to be the same), including the Indemnitee, may not be willing to continue to serve or be associated with the Company in such capacities without additional protection.

D. The Company (a) desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and (b) accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law.

E. In view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced expenses by the Company as set forth herein.

In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions.

(a) “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding Voting Securities (as defined below), (ii) during any period of two

(2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(b) “Claim” shall mean with respect to a Covered Event (as defined below), whether occurring prior to or after the effective date of this Agreement, any threatened, asserted, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c) References to the “Company” shall include, in addition to Ellie Mae, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Ellie Mae, Inc. (or any of its wholly owned subsidiaries) is a party, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(d) “Covered Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

(e) “Expenses” shall mean any and all direct and indirect costs, losses, claims, damages, fees, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or to participate in, any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred, of any Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(f) “Expense Advance” shall mean a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any action, suit, proceeding or alternative dispute resolution mechanism, hearing, inquiry or investigation, which constitutes a Claim.

(g) “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(h) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(i) “Reviewing Party” shall mean, subject to the provisions of Section 2(d), any person or body appointed by the Board of Directors in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which may include a member or members of the Company’s Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular Claim for which Indemnitee is seeking indemnification, exoneration or hold harmless rights.

(j) “Section” refers to a section of this Agreement unless otherwise indicated.

(k) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2. Indemnification.

(a) Indemnification of Expenses. Subject to the provisions of Section 2(b) below, the Company shall indemnify, exonerate or hold harmless Indemnitee for Expenses to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any Claim (whether by reason of or arising in part out of a Covered Event), including all interest, assessments and other charges incurred in connection with or in respect of such Expenses.

(b) Review of Indemnification Obligations. Notwithstanding the foregoing, in the event any Reviewing Party shall have determined (in a written opinion, in any case in which Independent Legal Counsel is the Reviewing Party) that Indemnitee is not entitled to be indemnified, exonerated or held harmless hereunder under applicable law, (i) the Company shall have no further obligation under Section 2(a) to make any payments to Indemnitee not made prior to such determination by such Reviewing Party and (ii) the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all Expenses theretofore paid in indemnifying, exonerating or holding harmless Indemnitee (within thirty (30) days after such determination); provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder under applicable law, any determination made by any Reviewing Party that Indemnitee is not entitled to be indemnified hereunder under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expenses theretofore paid in indemnifying, exonerating or holding harmless Indemnitee until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expenses shall be unsecured and no interest shall be charged thereon.

(c) Indemnitee Rights on Unfavorable Determination; Binding Effect. If any Reviewing Party determines that Indemnitee substantively is not entitled to be indemnified, exonerated or held harmless hereunder in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by such Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and, subject to the provisions of Section 15, the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination by any Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

(d) Selection of Reviewing Party; Change in Control. If there has not been a Change in Control, any Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), any Reviewing Party with respect to all matters thereafter arising concerning Indemnitee’s indemnification, exoneration or hold harmless rights for Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or bylaws as now or hereafter in effect, or under any other applicable law, if desired by Indemnitee, shall be Independent Legal Counsel selected by the Indemnitee and approved by Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be entitled to be indemnified, exonerated or held harmless hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify, exonerate and hold harmless such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable objection to such Independent Legal Counsel representing other Indemnitees.

(e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 10 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim, Indemnitee shall be indemnified, exonerated and held harmless against all Expenses incurred by Indemnitee in connection therewith.

(f) Contribution. If the indemnification, exoneration or hold harmless rights provided for in this Agreement is for any reason held by a court of competent jurisdiction to be unavailable to an Indemnitee, then in lieu of indemnifying, exonerating or holding harmless Indemnitee thereunder, the Company shall contribute to the amount paid or payable by Indemnitee as a result of such Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(f) were determined by pro rata or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

3. Expense Advances.

(a) Obligation to Make Expense Advances. The Company shall make Expense Advances to Indemnitee upon receipt of a written undertaking, in the form set forth on Exhibit A by or on behalf of the Indemnitee to repay such amounts if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified, exonerated or held harmless therefor by the Company.

(b) Security and Interest. Any written undertaking by the Indemnitee to repay any Expense Advances hereunder shall be unsecured and no interest shall be charged thereon.

4. Procedures for Indemnification and Expense Advances.

(a) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company to the Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than forty-five (45) days after such written demand by Indemnitee is presented to the Company, except in the case of Expense Advances, which shall be made no later than twenty (20) days after such written demand by Indemnitee is presented to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall promptly give the Company notice in writing of any Claim made against Indemnitee for which indemnification,

exoneration or hold harmless right will or could be sought under this Agreement, provided that any failure by Indemnitee to timely notify the Company of any such Claim shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Claim and such failure results in the forfeiture by the Company of substantial defenses, rights or insurance coverage. Notice to the Company shall be directed to the President or Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification, exoneration or hold harmless right is not permitted by this Agreement or applicable law. In addition, neither the failure of any Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by any Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified, exonerated or held harmless under this Agreement or applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by any Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified, exonerated or held harmless hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification, exoneration or hold harmless rights for or make any Expense Advances with respect to the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld) upon the delivery to Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification, exoneration or hold harmless rights or Expense Advances hereunder. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim, action or proceeding against Indemnitee without the consent of Indemnitee, provided that the terms of such settlement include either: (i) a full release of Indemnitee by the claimant from all liabilities or potential liabilities under such claim; or (ii), in the event such full release is not obtained, the terms of such settlement do not limit any indemnification, exoneration or hold harmless right Indemnitee may now, or hereafter, be entitled to under this Agreement, the Company’s Certificate of Incorporation, bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware (the “DGCL”) or otherwise.

5. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. The Company hereby agrees to indemnify, exonerate and hold harmless the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification, exoneration or hold harmless right is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, the Company’s bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify, exonerate or hold harmless a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 10(a) hereof.

(b) Nonexclusivity. The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its bylaws, any other agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification, exoneration or hold harmless rights and the payment of Expense Advances provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified, exonerated or held harmless capacity even though subsequent thereto Indemnitee may have ceased to serve in such capacity.

6. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Certificate of Incorporation, bylaws or otherwise) of the amounts otherwise payable hereunder, except as provided in Section 18 below.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification, exoneration or hold harmless rights by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for the total amount thereof, the Company shall nevertheless indemnify, exonerate or hold harmless Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8. No Imputation. The knowledge and/or actions or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

9. Liability Insurance.

(a) Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

(b) Maintenance of Insurance. In the event of a Change in Control or the Company becoming insolvent, including being placed into receivership or entering the federal bankruptcy process, the Company shall maintain in force any and all insurance policies then maintained by the Company in respect of Indemnitee for a period of six years thereafter (“Tail Policy”). The Tail Policy shall be placed by the broker of the Company’s choice with incumbent insurance carriers using the policies that were in place at the time of the Change in Control or insolvency event (unless the incumbent carriers do not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

10. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify, exonerate or hold harmless Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification, exoneration or hold harmless rights under this Agreement or applicable law; provided, however, that notwithstanding any limitation set forth in this Section 10(a) regarding the Company’s obligation to provide indemnification, exoneration or hold harmless rights to Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has engaged in acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law.

(b) Claims Initiated by Indemnitee. To indemnify, exonerate or hold harmless or make Expense Advances to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or cross claim, except (i) with respect to actions or proceedings brought to establish or enforce an indemnification, exoneration or hold harmless right under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or bylaws now or hereafter in effect relating to Claims for Covered Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, exoneration, hold harmless right, Expense Advances or insurance recovery, as the case may be.

(c) Lack of Good Faith. To indemnify, exonerate or hold harmless Indemnitee for any Expenses incurred by the Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material assertions made by the Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines as provided in Section 13 that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d) Claims Under Section 16(b). To indemnify, exonerate or hold harmless Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, however, that notwithstanding any limitation set forth in this Section 10(d) regarding the Company’s obligation to provide indemnification or exoneration or hold harmless, Indemnitee shall be entitled under Section 3 to receive Expense Advances hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

11. Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic transmission, each of which shall constitute an original and all of which, together, shall constitute one instrument.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary (as applicable) of the Company or of any other enterprise at the Company’s request. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of this Agreement.

13. Expenses Incurred in Action Relating to Enforcement or Interpretation. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be indemnified for all Expenses incurred by Indemnitee with respect to such action (including without limitation attorneys’ fees), regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be indemnified, exonerated or held harmless for all Expenses incurred by Indemnitee in defense of such action (including without limitation costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action a court having jurisdiction over such action makes a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous; provided, however, that until such final judicial determination is made, Indemnitee shall be entitled under Section 3 to receive payment of Expense Advances hereunder with respect to such action.

14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the party addressed, on the date of such delivery, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

15. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for Kent County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Choice of Law. This Agreement, and all rights, remedies, liabilities, powers and duties of the parties to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

18. Fund Indemnitors; Subrogation.

(a) The Company hereby acknowledges that Indemnitee has certain indemnification, exoneration, hold harmless or Expense advancement rights and/or insurance provided by                      and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance Expenses or to provide indemnification, exoneration or hold harmless rights for the same Expenses incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, to the extent legally permitted and as required by the Certificate of Incorporation or bylaws of the Company (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any Claim for which Indemnitee has sought indemnification, exoneration or hold harmless rights from the Company shall affect the foregoing and the Fund Indemnitors shall have a right to receive from the Company, contribution and/or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

(b) Except as provided in Section 18(a) above, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against Fund Indemnitors) from any insurance policy purchase by the Company, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights. In no event, however, shall the Company or any other person have any right of recovery, through subrogation or otherwise, against (i) Indemnitee, (ii) any Fund Indemnitor, or (iii) any insurance policy purchased or maintained by Indemnitee or any Fund Indemnitor.

19. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20. Specific Performance. The Company and Indemnitee agree that monetary remedy for breach of this Agreement may be inadequate, impractical or difficult to prove, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties agree that Indemnitee shall be entitled to seek and obtain specific performance and injunctive or other equitable relief (without the necessity of posting bond) as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to Indemnitee.

21. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

22. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to employment by the Company or any of its subsidiaries or affiliated entities.

23. Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

ELLIE MAE, INC.

By:
Sigmund Anderman
President and Chief Executive Officer

Address: 4155 Hopyard Rd., Suite 200 Pleasanton, CA 94566

AGREED TO AND ACCEPTED BY:

INDEMNITEE:

By:
Name:
Date:
Address:

Exhibit A

Form of Undertaking

The undersigned is the Indemnitee (as defined in that certain Indemnification Agreement, effective as of                     , 20[    ] (the “Indemnification Agreement”), by and between Ellie Mae, Inc., a Delaware corporation (the “Company”), and the undersigned). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indemnification Agreement.

As a condition to receiving Expense Advances, Indemnitee agrees that, if, when and to the extent that a final judicial determination is made that Indemnitee would not be permitted to be so indemnified under applicable law, the Indemnitee shall reimburse the Company for all amounts theretofore paid by the Company to Indemnitee pursuant to the Indemnification Agreement within sixty (60) days of the Company’s demand, provided that Indemnitee is ultimately found not to be entitled to indemnification by the Company under the terms of the Indemnification Agreement, the charter documents of the Company and applicable state law.

This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

INDEMNITEE

By:
Name:

Date:

Address: